Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

OYSTER POINT PHARMA, INC.,

a Delaware corporation

ARTICLE I

Business Offices

The corporation (the “Corporation”) shall have such offices either within or outside the State of Delaware and within or outside the United States, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Registered Offices and Registered Agents

Section 2.1. Delaware. The address of the registered office in the State of Delaware and the name of the initial registered agent of the Corporation at such address are set forth in the Certificate of Incorporation. The Corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Secretary of State of the State of Delaware as is required by law.

Section 2.2. Other Jurisdictions. In the event the Corporation desires to qualify to do business in one or more jurisdictions other than Delaware, the Corporation shall designate the location of the registered office in each such jurisdiction and designate the registered agent for service of process at such address in the manner provided by the law of the jurisdiction in which the Corporation elects to be qualified.

ARTICLE III

Meetings of Stockholders

Section 3.1. Place of Meetings. Meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting.

Section 3.2. Annual Meeting. The annual meeting of the stockholders to elect a Board of Directors and transact other proper business shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting.

Section 3.3. Organization. Meetings of stockholders shall be presided over by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 3.4. Special Meetings. Special meetings of the stockholders shall be held when directed by the Board of Directors. The call for the meeting shall be issued by the Secretary, unless the Board of Directors shall designate another person to do so. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Section 3.5. Notice. Written notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote in such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, by first class mail or courier, or by facsimile, e-mail or other means of electronic transmission to each stockholder of record entitled to vote at such meeting. If mailed or sent via courier, such notice shall be deemed to be delivered when deposited in the United States mail or deposited with the courier, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 3.6. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, the Corporation shall not be required to give any notice of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.5 above, to each stockholder of record on the new record date entitled to vote at such meeting.

Section 3.7. Waiver of Notice. Whenever notice is required to be given to any stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in the written waiver of notice, or any waiver by electronic transmission.

Section 3.8. Fixing Record Date.

(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand, by certified or registered mail return receipt requested, or by courier. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.9. Record of Stockholders Having Voting Rights. The officer or agent having charge of the stock ledger book of the Corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class and series, if any, of shares held by each stockholder. For a period of 10 days prior to such meeting, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 3.10. Stockholder Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, a majority of the shares entitled to vote, in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series, in person or represented by proxy, shall constitute a quorum for the transaction of such item of business by that class or series. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by class or series is required, the affirmative vote of a plurality of shares of such class or series represented at the meeting shall be the act of such class unless the vote of a greater number is required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws.

After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 3.11. Voting of Shares. Except as may otherwise be provided in the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact.

Section 3.12. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or a stockholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for it/him/her by proxy. Every proxy must be signed by the stockholder or its, his or her attorney-in-fact. No proxy shall be valid after three years from its date, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy to the Secretary of the Corporation in accordance with applicable law and bearing a later date.

Section 3.13. Action by Stockholders Without a Meeting. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that no written consent shall be effective unless such consent (i) bears the date of signature by each stockholder signing such consent and (ii) is delivered to the Corporation within 60 days of the date on which the earliest consent was delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The consent of a stockholder to action taken without meeting may be in electronic form bearing the stockholder’s electronic signature and delivered to the Corporation by e-mail or other electronic means to such address as is determined by or under the authority of the Board of Directors.

Section 3.14. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE IV

Directors

Section 4.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws specifically reserved to the stockholders.

Section 4.2. Qualification. Directors need not be residents of Delaware or of the United States nor stockholders of the Corporation.

Section 4.3. Compensation. The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Certificate of Incorporation.

Section 4.4. Number. The number of directors of the Corporation shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors.

Section 4.5. Organization. The Board of Directors may, by majority vote, appoint from among its members a Chairman and a Vice Chairman. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in their absence by the Vice Chairman of the Board, if any, or in their absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.6. Election and Term. Each person named in the Certificate of Incorporation a member of the Board of Directors shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.

Section 4.7. Resignation and Removal of Directors. A director may resign at any time upon written request or electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Furthermore, any director or the entire Board of Directors may be removed, with or without cause, as provided in the Delaware General Corporation Law.

Section 4.8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by a sole remaining director. If there is more than one class or series of stock outstanding, vacancies of such classes or series may be filled by a majority of the directors elected by such class or series or by a sole remaining director. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 4.9. Quorum and Voting. A majority of the number of directors fixed by these Bylaws or by resolution of the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided in these Bylaws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate an Executive Committee from among its members and such other committees consisting of at least one director as determined by the Board of Directors from time to time. Each committee, to the extent provided in such authorizing resolution, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, as limited by the laws of the State of Delaware.

The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent or disqualified member or members at any meeting of such committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 4.11. Place of Meetings. Regular and special meetings of the Board of Directors may be held within or outside the State of Delaware and within or outside the United States.

Section 4.12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held at such times thereafter as the Board of Directors may fix. No notice of regular directors’ meetings shall be required.

Special meetings of the Board of Directors shall be held at such times as called by the President of the Corporation or any director. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director either personally, or by facsimile, e-mail or other means of electronic transmission at least two days before the meeting, or by notice sent via first class mail or courier to each director at least five days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or conveyed, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Members of the Board of Directors may participate in a meeting of such Board or of any committee designated by such Board by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

Section 4.13. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the board or committee, as the case may be, consent thereto in writing or electronic transmission, and such writing or electronic transmission is filed with the minutes of the proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same effect as a unanimous vote.

Section 4.14. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the directors of the Corporation are directors or officers or are financially interested, shall be void or voidable solely because of such relationship or interest or solely because such director or directors are present at or participate in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because his or her or their votes are counted for such purpose, if:

A. The material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

B. The material facts as to their relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

C. The contract or transaction is fair as to the Corporation at the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction

ARTICLE V

Officers

Section 5.1. Officers. The officers of the Corporation shall consist of a President, a Vice President, a Treasurer, a Secretary, and such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 5.2. Duties. The officers of the Corporation shall have the following duties:

A. President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation, subject to the direction of the Board of Directors. If a Chairman of the Board is not elected or is absent, the President shall preside at all meetings of the Board of Directors and stockholders.

B. Vice President. Each Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He or she also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her. If more than one Vice President is elected, one thereof may be designated as Executive Vice President and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and each other Vice President shall only perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her.

C. Secretary and Assistant Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of the stockholders and directors. The Secretary may give all notices required by law and by these Bylaws. In addition, the Secretary shall have general charge of the corporate books and records and of the corporate seal, and he or she shall affix, or attest the affixing of, the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the

Corporation and shall keep, at the registered or principal office of the Corporation, a record of the stockholders showing the name and address of each stockholder, and the number and class of the shares held by each. The Secretary shall sign such instruments as may require his or her signature and, in general, shall perform all duties as may be assigned to him or her from time to time by the Board of Directors. The Assistant Secretary, if one is appointed, shall render assistance to the Secretary in all the responsibilities described above.

D. Treasurer/Chief Financial Officer. The Treasurer/Chief Financial Officer, if one is elected, shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders, and shall perform such other duties as may be prescribed by the Board of Directors.

Section 5.3 Election and Term. The officers of the Corporation shall be appointed by the Board of Directors or appointed by an officer empowered by the Board to make such appointment. Such appointment by the Board of Directors may be made at any regular or special meeting of the Board. Each officer shall hold office for a period of one year or until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

Section 5.4. Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

Section 5.5 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby.

Section 5.6. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 5.7. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board of Directors. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The Board of Directors shall have authority to fix the salaries of all employees of the Corporation.

ARTICLE VI

Stock Certificates

Section 6.1. Authorized Issuance. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Shares may be issued only pursuant to a resolution adopted by the Board of Directors. No share shall be deemed issued until such share is fully paid.

Section 6.2. Signatures. Certificates representing shares in the Corporation shall be signed by or in the name of the Corporation by (i) the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.3. Form. Certificates representing shares in the Corporation shall be in the form approved by the Board of Directors.

Section 6.4. Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 6.5. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII

Books and Records

The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors. The Corporation shall maintain, or cause to be maintained, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into clearly legible written form within a reasonable time.

ARTICLE VIII

Dividends

The Board of Directors may, from time to time, declare and the Corporation may pay dividends as permitted by law on its shares in cash, property or its own shares; provided, however that dividends may only be paid (i) out of the Corporation’s surplus or (ii) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

ARTICLE IX

Corporate Seal

The Board of Directors may provide a corporate seal which shall have the name of the Corporation inscribed thereon, and may be a facsimile, engraved, printed, or an impression seal.

ARTICLE X

Amendment

These Bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the Board of Directors. In addition, the stockholders may make additional bylaws and may alter and repeal any Bylaws whether such Bylaws were originally adopted by them or otherwise.

ARTICLE XI

Indemnification

Section 11.1. Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 11.2. Indemnification of Directors and Officers in actions by or in the right of the Corporation. Subject to the other provisions of this Article XI, the Corporation shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 11.3. Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 11.1 or Section 11.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 11.4. Indemnification of Others. Subject to the other provisions of this Article XI, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the Delaware General Corporation Law or other applicable law. The board of directors shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

Section 11.5. Advance Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article XI or the Delaware General Corporation Law. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 11.6(ii) or 11.6(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 11.6. Limitation on Indemnification. Subject to the requirements in Section 11.3 and the Delaware General Corporation Law, the Corporation shall not be obligated to indemnify any person pursuant to this Article XI in connection with any Proceeding (or any part of any Proceeding): (i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); (iii) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements); (iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 11.7 or (d) otherwise required by applicable law; or (v) if prohibited by applicable law.

Section 11.7. Determination; Claim. If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article XI, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 11.8. Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the Delaware General Corporation Law or other applicable law.

Section 11.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

Section 11.10. Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 11.11. Certain Definitions. For purposes of this Article XI, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XI, references to “other enterprises” shall include employee benefit plans; references to “fines ” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation ” as referred to in this Article XI.

Section 11.12. Survival. The rights to indemnification and advancement of expenses conferred by this Article XI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XII

General Provisions

Section 12.1. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 12.2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 12.3. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 12.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

Section 12.5. Contracts. All contracts of the Corporation shall be executed on behalf of the Corporation by (a) the President or any Vice President, (b) such other officer or employee of the Corporation authorized in writing by the President, with such limitations or restrictions on such authority as he or she deems appropriate or (c) such other person as may be authorized by the Board of Directors or in accordance with duly adopted procedures.

Section 12.6. Counterpart Execution; Electronic Execution. Any document requiring the signature of the directors and/or stockholders may be executed in any number of counterparts with the same effect as if all of the required signatories had signed the same document. Such executions may be transmitted to the Corporation and/or the other directors and/or stockholders by facsimile, e-mail or other means of electronic transmission and such electronic execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or electronic executions or a combination, shall be construed together and shall constitute one and the same agreement.

Section 12.7. Conflict with Applicable Law or Certificate of Incorporation of the Corporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

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